Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated August 1, 2023, and each included in this Post-Effective Amendment No. 50 to the Registration Statement (Form N-1A; File No. 333-84797) of Rydex Dynamic Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 25, 2023, with respect to the financial statements and financial highlights of S&P 500 2X Strategy Fund, Inverse S&P 500 2X Strategy Fund, NASDAQ-100 2X Strategy Fund, Inverse NASDAQ-100 2X Strategy Fund, Dow 2X Strategy Fund, Inverse Dow 2X Strategy Fund, Russell 2000 2X Strategy Fund, Inverse Russell 2000 2X Strategy Fund (eight of the funds constituting Rydex Dynamic Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

July 28, 2023